Exhibit 10.31

March 11, 2018

Tin Mok

Tinsky2818@gmail.com

RE: addendum to the Offer Letter dated October 10, 2018

Dear Tin:

We are providing this letter in connection with the payment schedule of your Signing Bonus.

The company shall pay the $1,000,000 Signing Bonus in 10 equal instalments of $100,000

First instalment will be paid with the June 1, 2019 payroll, last installment paid with the October 31, 2019 payroll.

Bonus-related taxes will be withheld from each individual paycheck.

Sincerely,

/s/ Yoyo Yang
Yoyo Yang
VP, Human Resources

March 26, 2019 | 5:47 PM PDT

DATE

Tin mok
AGREED TO AND ACCEPTED BY (Print Name)

/s/ Tin Mok
Employee Signature

May 2, 2019 | 12:10 PM PDT

DATE

18455 S Figueroa St. Los Angeles, CA 90248 | FF.com | +1 800.228.7702